Exhibit C

AMENDMENT AND JOINDER AGREEMENT TO
VOTING AGREEMENT

This Amendment and Joinder Agreement (this “Agreement”) to the Voting Agreement, dated as of December 28, 2024 (the “Effective Date”), is by and among (i) SL Globetrotter, L.P., an exempted limited partnership formed under the laws of the Cayman Islands, having its registered office at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and registered in the Cayman Islands General Registry (the “SL Shareholder”), (ii) Global Blue Holding L.P., an exempted limited partnership formed under the laws of the Cayman Islands, having its registered office at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and registered in the Cayman Islands General Registry under number 95120 (the “PG Shareholder”), (iii) Antfin (Hong Kong) Holding Limited, 27/F, Tower 1, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong (the “Existing Ant Shareholder”) and (iv) Ant International Technologies (Hong Kong) Holding Limited, 27/F, Tower 1, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong (the “New Ant Shareholder”). The SL Shareholder, the PG Shareholder, the Existing Ant Shareholder and the New Ant Shareholder are individually referred to as a “Party” and collectively as the “Parties.”

WHEREAS, the SL Shareholder, the PG Shareholder and the Existing Ant Shareholder entered into that certain Voting Agreement, dated as of September 7, 2020 (the “Voting Agreement”), to regulate the relationship among themselves as shareholders of Global Blue Group Holdings AG, a limited company having its registered office in Zurichstrasse 38, 8306, Bruttisellen, Switzerland and identification number CHE 442.546.212;

WHEREAS, the Existing Ant Shareholder intends to transfer the Company Securities (as defined in the Voting Agreement) held by it to the New Ant Shareholder (the “Ant Transfer”), and in connection with the Ant Transfer, the New Ant Shareholder has agreed to assume the Existing Ant Shareholder’s duties and obligations under the Voting Agreement; and

WHEREAS, in connection with the Ant Transfer, the SL Shareholder, the PG Shareholder and the Existing Ant Shareholder desire to make certain amendments to the Voting Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1.      Definitions. Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to such terms in the Voting Agreement.

2.      Joinder. The New Ant Shareholder hereby adopts and approves the Voting Agreement and agrees, effective commencing on the Effective Date and as a condition to the New Ant Shareholder becoming the beneficial owner and/or transferee of certain Company Securities, to become a party as a “Shareholder” and to be bound by and comply with the provisions of, the Voting Agreement applicable to the Existing Ant Shareholder and the Company Securities held by the New Ant Shareholder, in the same manner as if the New Ant Shareholder were an original signatory to the Voting Agreement.

3.      Waiver and Amendments to Voting Agreement.

a.       Notwithstanding anything to the contrary contained in the Voting Agreement, including without limitation Section 4.2(iii) thereof, the Parties hereby agree that the term of the Voting Agreement shall survive the consummation of the Ant Transfer.

b.      The Voting Agreement is hereby amended as follows:

i.	The definition of “Ant Shareholder” in the Voting Agreement is hereby amended to read in its entirety as follows:

“Ant International Technologies (Hong Kong) Holding Limited, 27/F, Tower 1, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong”

ii.	Clause (ii) of the definition of “Group” in the Voting Agreement is hereby amended to read in its entirety:

“(ii) in the case of the Ant Shareholder, the Ant Shareholder and each of its Affiliates;”

iii.	Clause 4.9(b) in the Voting Agreement is hereby amended to read in its entirety:

“To the Ant Shareholder:

Ant International Technologies (Hong Kong) Holding Limited

27/F, Tower One, Times Square

1 Matheson Street

Causeway Bay

Attn: Sally Wang

sally.wang@antgroup.com

+852 9829 9007”

4.      Miscellaneous. The Parties acknowledge and agree that Article IV of the Voting Agreement is incorporated herein by reference, mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment and Joinder Agreement to be executed by its duly authorized officers as of the Effective Date.

SL GLOBETROTTER, L.P.

acting by its general partner

SL GLOBETROTTER GP, LTD.

By:	/s/ Joseph Osnoss
Name:	Joseph Osnoss
Title:

[Signature Page to Amendment and Joinder (Voting Agreement)]

GLOBAL BLUE HOLDING L.P.

acting by its general partner

SL GLOBETROTTER GP, LTD.

By:	/s/ Joseph Osnoss
Name:	Joseph Osnoss
Title:

[Signature Page to Amendment and Joinder (Voting Agreement)]

ANTFIN (HONG KONG) HOLDING LIMITED

By:	/s/ Richard LIN
Name:	Richard LIN
Title:	Director

[Signature Page to Amendment and Joinder (Voting Agreement)]

ANT INTERNATIONAL TECHNOLOGIES (HONG KONG) HOLDING LIMITED

By:	/s/ Richard LIN
Name:	Richard LIN
Title:	Director

[Signature Page to Amendment and Joinder (Voting Agreement)]